Westfield Financial, Inc. 8-K

Exhibit 99.1

For further information contact:
James C. Hagan, President & CEO
Leo R. Sagan, Jr., CFO
Meghan Hibner, VP Investor Relations Officer
413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2016 AND
DECLARES QUARTERLY DIVIDEND

Strong Loan Growth Results in Continued Improvement in Balance Sheet Composition

Westfield, Massachusetts, July 27, 2016: Westfield Financial, Inc. (the “Company” or “Westfield”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $389,000, or $0.02 per basic and diluted share, for the quarter ended June 30, 2016, compared to $1.4 million, or $0.08 per basic and diluted share, for the quarter ended June 30, 2015. For the six months ended June 30, 2016, net income was $2.4 million, or $0.14 per basic and diluted share, compared to $2.7 million, or $0.15 per basic and diluted share, for the same period in 2015.

The quarter and six months ended June 30, 2016 were impacted by non-recurring expenses of $929,000 and $1.1 million, respectively, related to our previously announced and pending merger with Chicopee Bancorp, Inc. (“Chicopee”). The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions, including receipt of regulatory approvals and the approvals of the shareholders of Westfield and Chicopee. Excluding these non-recurring expenses, net income before income taxes for the quarter and six months ended June 30, 2016 was $1.6 million and $4.5 million, respectively, compared to $1.8 million and $3.6 million a year ago.

Selected financial highlights include:

  Total loans increased $146.8 million, or 19.3%, to $906.2 million at June 30, 2016 compared to $759.4 million at June 30, 2015. This was primarily due to increases in residential loans of $96.9 million and commercial real estate loans of $50.7 million, partially offset by a decrease in commercial and industrial loans of $3.8 million. On a sequential-quarter basis, total loans increased $79.2 million, or 9.6%, during the second quarter of 2016. This was due to increases in residential loans of $52.9 million, commercial real estate loans of $15.7 million and commercial and industrial loans of $9.7 million.
  Securities decreased $208.9 million, or 40.4%, to $307.8 million at June 30, 2016, compared to $516.7 million at June 30, 2015. The decrease in securities was primarily driven by sales of securities, with the proceeds used to fund loan growth and pay down Federal Home Loan Bank (“FHLB”) borrowings, both strategic initiatives to improve the balance sheet mix. On a sequential-quarter basis, securities decreased $8.5 million, or 2.7%, at June 30, 2016.
  Short-term borrowings and long-term debt decreased a total of $84.3 million, or 27.5%, to $222.7 million at June 30, 2016 compared to $307.0 million at June 30, 2015. On a sequential-quarter basis, short-term borrowings and long-term debt decreased $26.8 million, or 10.7%, during the second quarter of 2016. This is consistent with Management’s intent to reduce reliance on wholesale funding.
  Net interest and dividend income increased $223,000 to $8.0 million for the quarter ended June 30, 2016 compared to $7.8 million for the comparable 2015 period. Net interest margin increased 12 basis points to 2.62% for the three months ended June 30, 2016 from 2.50% in the comparable 2015 period. On a sequential-quarter basis, net interest and dividend income decreased $241,000 for the quarter ended June 30, 2016, primarily due to the timing of redeploying funds from lower yielding short-term investments into loans. On a sequential quarter basis, the net interest margin was relatively flat at 2.62% for the quarter ended June 30, 2016, compared to 2.61% for the quarter ended March 31, 2016.

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James C. Hagan, President and CEO stated, “We continue to actively focus on the improvement of our balance sheet mix by increasing loans and decreasing securities. During the first quarter 2016, we took advantage of market conditions to further reduce our securities portfolio, which created a large cash position at March 31, 2016. We were successful in utilizing the cash for loan growth while also reducing our reliance on wholesale funding during the second quarter 2016.”

Hagan went on to say, “We’re very excited about our previously announced pending merger with Chicopee Bancorp and continue to work diligently through the approval process. The complimentary nature of our branch footprints creates opportunity for growth and expansion into new markets for Westfield, which will be extremely favorable for the shareholders, customers, employees and communities of both institutions.”

Additional Income Statement Discussion

Net interest and dividend income increased $875,000 to $16.2 million for the six months ended June 30, 2016, as compared to $15.4 million for the six months ended June 30, 2015. The net interest margin for the six months ended June 30, 2016 increased 10 basis points to 2.61%, as compared to 2.51% for the same period in 2015. This was a result of an increase of 11 basis points in the yield on average interest-earning assets along with the cost of average interest-bearing liabilities remaining stable compared to the same period.

Non-interest income increased $15,000 to $1.3 million for the quarter ended June 30, 2016, compared to $1.2 million for the quarter ended June 30, 2015. For the six months ended June 30, 2016, non-interest income decreased $198,000 to $2.3 million, compared to $2.5 million for the same period in 2015. Net gains on the sales of securities decreased $410,000 for the six months ended 2016, while service charges and fees increased $266,000 for the same period.

Non-interest expense increased $1.1 million to $8.0 million from $6.9 million for the quarter ended June 30, 2016, compared to the same period in 2015. Non-interest expense increased $1.5 million to $15.1 million from $13.6 million for the six months ended June 30, 2016, compared to the same period in 2015. The increases for both periods were primarily due to merger related expenses of $929,000 and $1.1 million, respectively. The efficiency ratio was 80.4% and 77.0% for the six months ended June 30, 2016 and 2015, respectively.

Additional Balance Sheet Discussion

Cash and cash equivalents decreased $133.9 million on a sequential-quarter basis, to $21.3 million at June 30, 2016 compared to $155.2 million at March 31, 2016. The Bank sold $136.8 million in securities at the end of the first quarter 2016 which resulted in a larger than normal cash and cash equivalent balance at March 31, 2016. The funds were redeployed throughout the second quarter 2016, primarily to fund loan growth and pay down borrowings. Cash and cash equivalents increased $7.6 million compared to $13.7 million at June 30, 2015.

Total deposits increased $23.2 million, or 2.6%, to $920.9 million at June 30, 2016, compared to $897.7 million at June 30, 2015. This was primarily due to increases in money market accounts of $35.8 million and checking accounts of $6.5 million, offset partially by a decrease in term accounts of $19.1 million. The decrease in term accounts from June 30, 2015 was primarily due to a $13.4 million decrease in brokered and listing service deposits. Total deposits decreased $7.2 million, or 0.8%, to $920.9 million at June 30, 2016, compared to $928.1 million at March 31, 2016. This was primarily due to an $11.9 million decrease in brokered and listing service deposits.

Shareholders’ equity was $144.6 million at June 30, 2016 and $143.0 million at March 31, 2016, which represented 11.1% and 10.5% of total assets at June 30 and March 31, 2016, respectively. The increase in shareholders’ equity during the quarter reflects an increase in accumulated other comprehensive income of $1.5 million and net income of $389,000, both partially offset by the payment of regular dividends of $519,000 for the quarter ended June 30, 2016.

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Credit Quality

The allowance for loan losses was $9.6 million, $8.9 million and $8.3 million at June 30, 2016, March 31, 2016 and June 30, 2015, representing 1.06%, 1.07% and 1.09% of total loans, respectively. This represents 119.0%, 106.8% and 103.5% of nonperforming loans, respectively. The provision for loan losses of $625,000 recorded in the second quarter was primarily the result of growth in the loan portfolio.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
	(In thousands)

Balance, beginning of period	$8,855	$8,840	$8,035
Provision	625	(600)	350
Charge-offs	(18)	(243)	(101)
Recoveries	108	858	11
Balance, end of period	$9,570	$8,855	$8,295

Nonperforming loans were $8.0 million and $8.3 million, representing 0.89% and 1.00% of total loans at June 30, 2016 and March 31, 2016, respectively. Loans delinquent 30 – 89 days increased $1.2 million to $2.5 million at June 30, 2016 from $1.4 million at March 31, 2016. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on August 24, 2016 to all shareholders of record on August 10, 2016.

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 13 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2016	2016	2015	2015	2015	2016	2015
INTEREST AND DIVIDEND INCOME:
Loans	$8,639	$8,250	$8,072	$7,849	$7,371	$16,889	$14,601
Securities	1,750	2,554	2,609	2,997	3,049	4,305	5,935
Other investments - at cost	136	132	133	126	69	268	137
Federal funds sold, interest-bearing deposits and other short-term investments	29	25	6	2	5	53	11
Total interest and dividend income	10,554	10,961	10,820	10,974	10,494	21,515	20,684

INTEREST EXPENSE:
Deposits	1,535	1,472	1,436	1,414	1,380	3,007	2,721
Long-term debt	461	842	889	1,083	1,092	1,303	2,162
Short-term borrowings	556	404	342	317	243	960	431
Total interest expense	2,552	2,718	2,667	2,814	2,715	5,270	5,314

Net interest and dividend income	8,002	8,243	8,153	8,160	7,779	16,245	15,370

PROVISION FOR LOAN LOSSES	625	(600)	475	150	350	25	650

Net interest and dividend income after provision for loan losses	7,377	8,843	7,678	8,010	7,429	16,220	14,720

NONINTEREST INCOME:
Service charges and fees	859	884	865	789	840	1,743	1,477
Income from bank-owned life insurance	403	361	378	374	407	764	774
Loss on prepayment of borrowings	—	(915)	—	(429)	(278)	(915)	(871)
Gain on sales of securities, net	(2)	685	(1)	414	276	683	1,093
Total noninterest income	1,260	1,015	1,242	1,148	1,245	2,275	2,473

NONINTEREST EXPENSE:
Salaries and employees benefits	3,910	3,871	3,822	3,903	3,863	7,781	7,684
Occupancy	804	801	795	784	818	1,605	1,659
Data processing	626	621	582	636	559	1,247	1,143
Professional fees	545	516	568	596	488	1,061	959
FDIC insurance	190	190	208	212	188	380	381
Merger related expenses	929	154	55	—	—	1,083	—
Other	994	919	960	736	949	1,913	1,750
Total noninterest expense	7,998	7,072	6,990	6,867	6,865	15,070	13,576

INCOME BEFORE INCOME TAXES	639	2,786	1,930	2,291	1,809	3,425	3,617

INCOME TAX PROVISION	250	822	529	680	445	1,072	915
NET INCOME	$389	$1,964	$1,401	$1,611	$1,364	$2,353	$2,702

Basic earnings per share	$0.02	$0.11	$0.08	$0.09	$0.08	$0.14	$0.15
Weighted average shares outstanding	17,337,955	17,304,088	17,329,248	17,461,472	17,519,562	17,321,022	17,601,575
Diluted earnings per share	$0.02	$0.11	$0.08	$0.09	$0.08	$0.14	$0.15
Weighted average diluted shares outstanding	17,337,955	17,304,088	17,329,248	17,461,472	17,519,562	17,321,022	17,601,575

Other Data:
Return on average assets (1)	0.12%	0.58%	0.41%	0.47%	0.41%	0.35%	0.41%
Return on average equity (1)	1.14%	5.61%	3.99%	4.69%	3.89%	3.40%	3.86%
Efficiency ratio (2)	86.33%	74.54%	74.39%	73.66%	76.06%	80.36%	77.04%
Net interest margin	2.62%	2.61%	2.58%	2.53%	2.50%	2.61%	2.51%

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(1)	Annualized.
(2)	The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

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WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Cash and cash equivalents	$21,267	$155,194	$13,703	$21,980	$13,694
Securities available for sale, at fair value	296,565	302,224	182,590	191,324	245,004
Securities held to maturity, at cost	—	—	238,219	248,757	256,303
Federal Home Loan Bank of Boston and other restricted stock - at cost	11,267	14,080	15,074	15,839	15,372

Loans	906,212	826,963	818,213	806,893	759,382
Allowance for loan losses	9,570	8,855	8,840	8,372	8,295
Net loans	896,642	818,108	809,373	798,521	751,087

Bank-owned life insurance	50,994	50,591	50,230	49,852	49,477
Other assets	29,570	28,747	30,741	30,942	30,749
TOTAL ASSETS	$1,306,305	$1,368,944	$1,339,930	$1,357,215	$1,361,686

Total deposits	$920,912	$928,124	$900,363	$909,041	$897,714
Short-term borrowings	144,707	158,593	128,407	121,222	111,251
Long-term debt	78,032	90,943	153,358	166,407	195,772
Trades pending settlement	—	30,570	—	—	—
Other liabilities	18,085	17,719	18,336	20,937	17,124
TOTAL LIABILITIES	1,161,736	1,225,949	1,200,464	1,217,607	1,221,861

TOTAL SHAREHOLDERS’ EQUITY	144,569	142,995	139,466	139,608	139,825

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,306,305	$1,368,944	$1,339,930	$1,357,215	$1,361,686

Book value per share	$7.89	$7.83	$7.63	$7.59	$7.56

Other Data:
30- 89 day delinquent loans	$2,547	$1,358	$2,876	$5,882	$1,744
Nonperforming loans	8,043	8,288	8,080	7,347	8,013
Nonperforming loans as a percentage of total loans	0.89%	1.00%	0.99%	0.91%	1.06%
Nonperforming assets as a percentage of total assets	0.62%	0.61%	0.60%	0.54%	0.59%
Allowance for loan losses as a percentage of nonperforming loans	118.99%	106.84%	109.41%	113.95%	103.52%
Allowance for loan losses as a percentage of total loans	1.06%	1.07%	1.08%	1.04%	1.09%

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The following tables set forth the information relating to our average balances and net interest income for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015, and the six months ended June 30, 2016 and 2015, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$869,877	$8,672	3.99%	$823,335	$8,280	4.02%	$742,475	$7,401	3.99%
Securities(2)	297,797	1,764	2.37	411,034	2,590	2.52	498,093	3,135	2.52
Other investments - at cost	15,349	136	3.54	16,051	132	3.29	16,460	69	1.68
Short-term investments(3)	54,892	29	0.21	28,276	25	0.35	11,231	5	0.18
Total interest-earning assets	1,237,915	10,601	3.43	1,278,696	11,027	3.45	1,268,259	10,610	3.35
Total noninterest-earning assets	73,371			80,510			80,303

Total assets	$1,311,286			$1,359,206			$1,348,562

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$32,337	21	0.26	$30,531	20	0.26	$35,954	20	0.22
Savings accounts	76,627	23	0.12	76,958	20	0.10	75,669	20	0.11
Money market accounts	266,056	265	0.40	248,597	227	0.37	236,322	208	0.35
Time certificates of deposit	393,585	1,226	1.25	398,598	1,205	1.21	390,616	1,132	1.16
Total interest-bearing deposits	768,605	1,535		754,684	1,472		738,561	1,380
Short-term borrowings and long-term debt	231,827	1,017	1.75	290,069	1,246	1.72	307,892	1,335	1.73
Interest-bearing liabilities	1,000,432	2,552	1.02	1,044,753	2,718	1.04	1,046,453	2,715	1.04
Noninterest-bearing deposits	161,639			155,887			143,323
Other noninterest-bearing liabilities	11,611			17,987			18,302
Total noninterest-bearing liabilities	173,250			173,874			161,625

Total liabilities	1,173,682			1,218,627			1,208,078
Total equity	137,604			140,579			140,484
Total liabilities and equity	$1,311,286			$1,359,206			$1,348,562
Less: Tax-equivalent adjustment(2)		(47)			(66)			(116)
Net interest and dividend income		$8,002			$8,243			$7,779
Net interest rate spread(4)			2.41%			2.41%			2.31%
Net interest margin(5)			2.62%			2.61%			2.50%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.74			122.39			121.20

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	Six Months Ended June 30,
	2016			2015
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$846,606	$16,950	4.00%	$735,003	$14,662	3.99%
Securities(2)	354,415	4,353	2.46	490,051	6,109	2.49
Other investments - at cost	15,700	268	3.41	16,347	138	1.69
Short-term investments(3)	41,584	53	0.25	13,475	11	0.16
Total interest-earning assets	1,258,305	21,624	3.44	1,254,876	20,920	3.33
Total noninterest-earning assets	76,940			79,197

Total assets	$1,335,245			$1,334,073

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$31,434	41	0.26	$37,011	41	0.22
Savings accounts	76,792	42	0.11	75,697	39	0.10
Money market accounts	257,327	492	0.38	234,878	429	0.37
Time certificates of deposit	396,091	2,432	1.23	379,600	2,212	1.17
Total interest-bearing deposits	761,644	3,007		727,186	2,721
Short-term borrowings and long-term debt	260,948	2,263	1.73	308,134	2,593	1.68
Interest-bearing liabilities	1,022,592	5,270	1.03	1,035,320	5,314	1.03
Noninterest-bearing deposits	158,763			139,136
Other noninterest-bearing liabilities	14,799			18,384
Total noninterest-bearing liabilities	173,562			157,520

Total liabilities	1,196,154			1,192,840
Total equity	139,091			141,233
Total liabilities and equity	$1,335,245			$1,334,073
Less: Tax-equivalent adjustment(2)		(109)			(236)
Net interest and dividend income		$16,245			$15,370
Net interest rate spread(4)			2.41%			2.30%
Net interest margin(5)			2.61%			2.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			123.05			121.21

__________

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.

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